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                                                                      EXHIBIT 11

                            AMERICAN HEALTHWAYS, INC.
                        EARNINGS PER SHARE RECONCILIATION
                                FEBRUARY 29, 2004
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

         The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share:

                                                             Three Months Ended       Six Months Ended
                                                              February 29/28,         February 29/28,
                                                              2004        2003        2004        2003
                                                            -------------------     -------------------
Numerator:
    Net income - numerator for basic earnings per share     $ 5,324     $ 5,144     $ 9,281     $ 8,843
    Effect of dilutive securities                                 -           -           -           -
                                                            -------     -------     -------     -------
    Numerator for diluted earnings per share                $ 5,324     $ 5,144     $ 9,281     $ 8,843
                                                            =======     =======     =======     =======

Denominator:
   Shares used for basic earnings per share                  32,039      30,883      31,915      30,838
   Effect of dilutive stock options outstanding               2,707       1,797       2,592       1,847
                                                            -------     -------     -------     -------
   Shares used for diluted earnings per share                34,746      32,680      34,507      32,685
                                                            =======     =======     =======     =======

Earnings per share:
Basic                                                       $  0.17     $  0.17     $  0.29     $  0.29
                                                            =======     =======     =======     =======
Diluted                                                     $  0.15     $  0.16     $  0.27     $  0.27
                                                            =======     =======     =======     =======
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